Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-1 of Enterprise GP Holdings L.P. filed under Rule 462(b) of our reserve report dated as of December 31, 2001, included in the Registration Statement (Form S-1 No. 333-124320) and the related Prospectus of Enterprise GP Holdings L.P. filed with the Securities and Exchange Commission. We also consent to the reference to us under the heading of “Experts” in this Registration Statement.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ G. Lance Binder

G. Lance Binder Executive Vice President

Dallas, Texas

August 23, 2005